EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Molecular Templates, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	2,252,202(1)	$2.55(2)	$5,743,115(2)	$0.0000927	$532.39

Total Offering Amount					$5,743,115		$532.39

Total Fee Offsets							—

Net Fee Due							$532.39

(1)

The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Molecular Templates, Inc. (the “Registrant”) stated above consists of additional shares of common stock available for issuance under the Molecular Templates, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”) by operation of the 2018 Plan’s “evergreen” provision. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the 2018 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the 2018 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2018 Plan is based on the average of the high and the low price of Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 22, 2022, a date within five business days prior to filing this Registration Statement.